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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

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                               Form 8-K
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                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): June 27, 2005

                        GIANT INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


         Delaware                 1-10398             86-0642718
(State of jurisdiction of    (Commission File)      (IRS Employer
      incorporation)              Number)         Identification No.


     23733 North Scottsdale Road
          Scottsdale, Arizona                         85255
(Address of principal executive offices)            (Zip Code)


           Registrant's telephone number, including area code
                            (480) 585-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 27, 2005, we entered into a Fourth Amended and Restated Credit Agreement (the "Credit Facility") with Bank of America, N.A., as Administrative Agent, Swing Line Lender and as Issuing Bank, and a group of banks as Lenders. The Credit Facility is a $175,000,000 revolving credit facility and is for, among other things, working capital, acquisitions, and other general corporate purposes.

     The interest rate applicable to the Credit Facility is based on various short-term indices. At inception, this rate was approximately 5.135% per annum. We are required to pay a quarterly commitment fee of between .25% and .50% of the unused amount of the facility depending on our ratio of total debt to EBITDA (as defined in the Credit Facility).

     Under the new Credit Facility, our existing borrowing costs are reduced, certain of the covenants have been eased, and the term was extended to 2010. The availability of funds under this facility is the lesser of (i) $175,000,000, or (ii) the amount determined under a borrowing base calculation tied to eligible accounts receivable and inventories. We also have options to increase the size of the facility to up to $250,000,000.

     The obligations under the Credit Facility are guaranteed by each of our principal subsidiaries and secured by a security interest in our personal property, including:

     - accounts receivable;
     - inventory;
     - contracts;
     - chattel paper;
     - trademarks;
     - copyrights;
     - patents;
     - license rights;
     - deposits; and
     - investment accounts and general intangibles.

     The Credit Facility contains negative covenants limiting, among other things, our ability to:

     - incur additional indebtedness;
     - create liens;
     - dispose of assets;
     - consolidate or merge;
     - make loans and investments;
     - enter into transactions with affiliates;
     - use loan proceeds for certain purposes;
     - guarantee obligations and incur contingent obligations;
     - enter into agreements restricting the ability of subsidiaries to pay dividends to us;
     - make distributions or stock repurchases;
     - make significant changes in accounting practices or change our fiscal year; and
     - prepay or modify subordinated indebtedness.

     The Credit Facility also requires us to meet certain financial covenants, including maintaining a minimum consolidated net worth, a minimum consolidated interest coverage ratio, and a maximum consolidated funded indebtedness to total capitalization percentage.

     Our failure to satisfy any of the covenants in the Credit Facility is an event of default under the Credit Facility. The Credit Facility also includes other customary events of default, including, among other things, a cross-default to our other material indebtedness and certain changes of control.

     The foregoing description of the material terms of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, a copy of which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

     On June 30, 2005, Giant issued a press release with respect to the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          10.1 Fourth Amended and Restated Credit Agreement, dated as of June 27, 2005, among Giant Industries, Inc., as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and as Issuing Bank, and the Lenders parties thereto.

          99.1   Press Release, dated June 30, 2005.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        By: /s/ MARK B. COX
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                           Mark B. Cox
                           Executive Vice President and Chief
                           Financial Officer (Principal Financial Officer)

Date: July 1, 2005

                       INDEX TO EXHIBITS


Exhibit
Number        Description
-------       ---------------------------------------------------------
  10.1        Fourth Amended and Restated Credit Agreement, dated as of
              June 27, 2005, among Giant Industries, Inc., as the
              Borrower, Bank of America, N.A., as Administrative Agent,
              Swing Line Lender and as Issuing Bank, and the Lenders parties thereto.

  99.1        Press Release of Giant Industries, Inc. dated June 30, 2005